Exhibit 31.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

 PURSUANT TO RULE 13a-14(a) UNDER THE EXCHANGE ACT

I, David S. Stehlin, certify that:

1.                                      I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of MRV Communications, Inc.; and

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2013	/s/ David S. Stehlin
David S. Stehlin
Chief Executive Officer
(Principal Executive Officer)